UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Aug. 28, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY	75-0575400
(a New Mexico corporation)
Tyler at Sixth
Amarillo, Texas 79101
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On Aug. 28, 2015, Southwestern Public Service Company (SPS), a wholly owned subsidiary of Xcel Energy Inc., Golden Spread Electric Cooperative, Inc. (Golden Spread), Central Valley Electric Cooperative, Inc., Lea County Electric Cooperative, Inc., Farmers’ Electric Cooperative of New Mexico, Inc., Roosevelt County Electric Cooperative, Inc. (the New Mexico Cooperatives), West Texas Municipal Power Agency (WTMPA), Public Service Company of New Mexico (PNM), and Tri-County Electric Cooperative, Inc. (Tri-County) filed an offer of settlement and settlement agreement with the Federal Energy Regulatory Commission (FERC) that would provide a complete and comprehensive resolution of nine pending matters in dispute at the FERC between SPS and these wholesale production and transmission customers. Refund obligations previously recorded are sufficient to address the terms of the settlement. The matters being resolved and key settlement terms are described herein.

2004 FERC Complaint Case Orders - In August 2013, the FERC issued an order related to a 2004 complaint case brought by Golden Spread, a wholesale cooperative customer, and PNM, a former wholesale customer, and also issued an Order on Initial Decision in a subsequent 2006 production rate case filed by SPS.

The original complaints included two key components: 1) a base rate complaint, including the appropriate demand-related coincident peak (CP) cost allocator; and 2) a claim regarding alleged inappropriate fuel cost adjustment practices. The FERC had determined in April 2008 that the demand-related cost allocator and fuel cost adjustment practices utilized by SPS were appropriate.

In the August 2013 Orders, the FERC reversed its prior demand-related cost allocator decision. The FERC stated that it had erred in its initial analysis and concluded that the SPS system was a 3 CP rather than a 12 CP system. The FERC also clarified its previous ruling on fuel cost adjustment practices and reaffirmed that the refunds in question should only apply to firm requirements customers.

In September 2013, SPS, the New Mexico Cooperatives and PNM each filed requests for rehearing of the FERC ruling on the CP allocation and/or refund decision. As of June 30, 2015, a reserve of approximately $52 million was recorded on SPS’ balance sheet for such potential obligations.

Wholesale Rate Complaints - In April 2012, Golden Spread filed a rate complaint alleging that the base return on equity (ROE) included in the SPS production formula rate for Golden Spread of 10.25 percent, and the SPS transmission formula rate ROE of 11.27 percent are unjust and unreasonable, and requested that the base ROEs be reduced to 9.15 and 9.65 percent, respectively, effective April 20, 2012.

In July 2013, Golden Spread filed a second complaint, again asking that the base ROE in the SPS production formula rate for Golden Spread and transmission formula rates be reduced to 9.15 and 9.65 percent, respectively, effective July 19, 2013. In June 2014, the FERC issued orders consolidating these ROE complaints, setting the complaints for hearing procedures and granting the complainant’s requested refund effective dates. SPS subsequently sought rehearing. In May 2015, FERC denied rehearing. In July 2015, SPS appealed the FERC orders to the D.C. Circuit Court of Appeals.

A third ROE rate complaint was filed in October 2014 by Golden Spread, along with the New Mexico Cooperatives and WTMPA, requesting that the ROE in the SPS production formula rates for Golden Spread and the New Mexico Cooperatives and SPS transmission formula rate, be reduced to 8.61 percent and 9.11 percent, respectively, effective Oct. 20, 2014. In January 2015, the FERC issued an order setting the third complaint for hearing procedures and granting the complainants’ requested refund effective date. SPS subsequently sought rehearing. FERC has not acted on the SPS rehearing request.

2015 Formula Rate Change Filing - In January 2015, SPS filed to revise the production formula rates for Golden Spread, the four New Mexico Cooperatives and WTMPA, effective Feb. 1, 2015. The filing proposed several modifications, including a reduction in wholesale depreciation rates and the use of a 12 CP demand-related cost allocator for all wholesale customers. On March 31, 2015, the FERC accepted this filing, effective July 1, 2015, subject to refund and settlement judge or hearing procedures.

Settlement Agreement - The Aug. 28, 2015 settlement agreement would provide a complete resolution of these and certain other disputed matters at the FERC between SPS and wholesale customers. Key terms of the settlement agreement include:

•
A settlement payment to Golden Spread for $44.9 million, including interest through Dec. 31, 2014, and withdrawal of the SPS and the New Mexico Cooperatives’ requests for rehearing of the August 2013 FERC order ruling that SPS is a 3 CP system;

•
A settlement payment to PNM of $4.2 million, including interest through Dec. 31, 2014 and the withdrawal of the PNM request for rehearing of the August 2013 FERC order denying PNM’s challenge to the 2008 FERC ruling regarding the SPS’ fuel cost adjustment practices;

•
Withdrawal of the April 2012 and July 2013 Golden Spread ROE complaints, resulting in no change to the then-effective production and transmission ROEs for the period April 20, 2012 through Oct. 19, 2014, and withdrawal of the SPS appeal to the D.C. Circuit Court;

•
A reduction in the SPS transmission ROE to 10.5 percent (including the 50 basis point Southwest Power Pool regional transmission organization membership adder) and the production ROE in the Golden Spread and New Mexico Cooperatives production formula rates to 10.0 percent effective Oct. 20, 2014, and establishment of a limited moratorium that precludes any increase or decrease in these effective ROEs through Dec. 31, 2019;

•
Utilization of the 12 CP production cost allocation methodology in the Golden Spread, New Mexico Cooperatives and WTMPA production formula rates effective Jan. 1, 2015, and a moratorium precluding all settlement parties from seeking to change from the 12 CP methodology during the remaining term of the Golden Spread production contract (currently scheduled to expire in May 2019);

•
SPS agrees to reduce the production formula rates retroactive to Jan. 1, 2015 to reflect full year implementation of reduced depreciation and certain other costs; the FERC had allowed these reductions to be effective July 1, 2015;

•
SPS agrees to make certain revisions to its transmission formula rate, effective Jan. 1, 2016, to provide for a sharing of the wholesale portion of any gain on a future sale of transmission assets; other parties agree not to challenge the non-sharing of the gain SPS recorded on a prior and current transmission asset transaction with Sharyland and Oncor, respectively;

•	SPS agrees not to file with FERC to increase transmission depreciation rate rates effective prior to Jan. 1, 2017; and

•
SPS agrees not to transfer Tri-County from its current stated rate production service agreement to a production formula rate effective prior to Jan. 1, 2017. Tri-County agrees that it will not contest implementation of the formula rate as of that date.

The settlement agreement terms are effective 30 days after issuance of a FERC order approving the settlement agreement. The parties to the settlement agreement requested that the FERC consolidate the nine pending dockets for the purpose of considering the settlement agreement and approve the settlement agreement no later than Nov. 30, 2015. Under standard FERC procedures, initial comments would be filed 20 days after the filing, with reply comments 10 days thereafter. The parties to the settlement agreement expect the filing to be uncontested.

Earnings Guidance

Xcel Energy reaffirms its 2015 ongoing earnings guidance of $2.00 to $2.15 per share, assuming constructive outcomes in all remaining regulatory proceedings.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and SPS have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; accounting regulatory; and the other risk factors listed from time to time by Xcel Energy Inc. and SPS in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and SPS’ Annual Reports on Form 10-K for the year ended Dec. 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aug. 31, 2015	Xcel Energy Inc. (a Minnesota corporation)
Southwestern Public Service Company (a New Mexico corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Executive Vice President, Chief Financial Officer